Exhibit 99.1
News Release
PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:	Immediately
Date:	November 1, 2010
Contact:	Edward A. Stokx (818) 244-8080, Ext. 1649
PS Business Parks, Inc. Reports Results for the Third Quarter Ended September 30, 2010
GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the third quarter ended September 30, 2010.
Net income allocable to common shareholders for the three months ended September 30, 2010 was $9.6 million, or $0.39 per diluted share, on revenues of $70.4 million compared to $8.3 million, or $0.37 per diluted share, on revenues of $67.1 million for the same period in 2009. Net income allocable to common shareholders for the nine months ended September 30, 2010 was $30.6 million, or $1.24 per diluted share, on revenues of $207.7 million compared to $49.3 million, or $2.31 per diluted share, on revenues of $203.9 million for the same period in 2009.
Revenues for the three months ended September 30, 2010 increased $3.3 million, or 4.9%, over the same period in 2009 as a result of rental income from acquired properties of $5.3 million partially offset by a decrease in revenues from the Company’s Same Park portfolio of $2.0 million due to a decrease in rental rates. Net income allocable to common shareholders for the three months ended September 30, 2010 increased $1.3 million over the same period in 2009 primarily due to an increase in net operating income and a reduction in preferred equity cash distributions as a result of preferred equity redemptions in 2010 partially offset with increases in depreciation expense and general and administrative expenses.
Revenues for the nine months ended September 30, 2010 increased $3.8 million, or 1.9%, over the same period in 2009 as a result of rental income from acquired properties of $9.1 million partially offset by a decrease in revenues from the Company’s Same Park portfolio of $5.3 million due to a decrease in rental rates. Net income allocable to common shareholders for the nine months ended September 30, 2010 decreased $18.7 million over the same period in 2009 primarily due to the net gain of $35.6 million on the repurchase of preferred equity during the first quarter of 2009. The decrease was partially offset by reductions in depreciation expense, preferred equity cash distributions and net income allocable to noncontrolling interests — common units.
Supplemental Measures
Funds from operations (“FFO”) allocable to common and dilutive shares for the three months ended September 30, 2010 and 2009 were $33.7 million, or $1.05 per common and dilutive share, and $31.5 million, or $1.04 per common and dilutive share, respectively. The increase in FFO per common and dilutive share for the three months ended September 30, 2010 over the same period in 2009 was primarily due to an increase in net operating income from acquired properties and a reduction in preferred equity cash distributions as a result of the redemptions noted above. The increase was partially offset by the impact from the issuance of 3,833,333 shares of common stock during the third quarter of 2009. FFO allocable to common and dilutive shares for the nine months ended September 30, 2010 was $92.7 million, or $2.89 per common and dilutive share, compared to $130.4 million, or $4.53 per common and dilutive share, for the nine months ended September 30, 2009. The decrease in FFO per common and dilutive share for the nine months ended September 30, 2010 over the same period in 2009 was primarily due to the net gain of $35.6 million on the repurchase of preferred equity during the first quarter of 2009 and the impact from issuance of common stock.

The following table summarizes the impact of the non-cash distributions associated with the preferred equity redemptions and gain on repurchase of preferred equity on the Company’s FFO per common and dilutive share for the nine months ended September 30, 2010 and 2009:

	For The Nine Months
	Ended September 30,
	2010	2009

FFO per common and dilutive share, before adjustments	$2.97	$3.30
Non-cash distributions associated with the redemption of preferred equity	(0.08)	—
Gain on the repurchase of preferred equity	—	1.23

FFO per common and dilutive share, as reported	$2.89	$4.53

Property Operations
In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2009 are referred to as “Non-Same Park.” For the three and nine months ended September 30, 2010 and 2009, the Same Park facilities constitute 19.4 million rentable square feet, which includes all assets in continuing operations that the Company owned from January 1, 2009 through September 30, 2010, representing 92.3% of the total square footage of the Company’s portfolio as of September 30, 2010.

The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three and nine months ended September 30, 2010 and 2009 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For The Three Months			For The Nine Months
	Ended September 30,			Ended September 30,
	2010	2009	Change	2010	2009	Change
Rental income:
Same Park (19.4 million rentable square feet) (1)	$64,839	$66,885	(3.1%)	$198,101	$203,392	(2.6%)
Non-Same Park (1.6 million rentable square feet) (2)	5,348	—	100.0%	9,096	—	100.0%

Total rental income	70,187	66,885	4.9%	207,197	203,392	1.9%

Cost of operations:
Same Park	21,025	21,320	(1.4%)	64,437	65,007	(0.9%)
Non-Same Park	1,922	—	100.0%	3,196	—	100.0%

Total cost of operations	22,947	21,320	7.6%	67,633	65,007	4.0%

Net operating income (3):
Same Park	43,814	45,565	(3.8%)	133,664	138,385	(3.4%)
Non-Same Park	3,426	—	100.0%	5,900	—	100.0%

Total net operating income	47,240	45,565	3.7%	139,564	138,385	0.9%

Other income and expenses:
Facility management fees	165	172	(4.1%)	501	522	(4.0%)
Interest and other income	60	134	(55.2%)	260	381	(31.8%)
Interest expense	(875)	(875)	—	(2,586)	(2,686)	(3.7%)
Depreciation and amortization	(21,200)	(20,270)	4.6%	(58,056)	(64,854)	(10.5%)
General and administrative	(1,831)	(1,413)	29.6%	(6,980)	(4,927)	41.7%

Income from continuing operations	$23,559	$23,313	1.1%	$72,703	$66,821	8.8%

Same Park gross margin (4)	67.6%	68.1%	(0.7%)	67.5%	68.0%	(0.7%)
Same Park weighted average for the period:
Occupancy	91.3%	89.4%	2.1%	91.5%	90.2%	1.4%
Annualized realized rent per square foot (5)	$14.62	$15.41	(5.1%)	$14.86	$15.48	(4.0%)

(1)	See above for a definition of Same Park.

(2)	See above for a definition of Non-Same Park.

(3)
Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)	Same Park gross margin is computed by dividing Same Park NOI by Same Park rental income.

(5)	Same Park realized rent per square foot represents the annualized Same Park rental income earned per occupied square foot.
Financial Condition
The following are key financial ratios with respect to the Company’s leverage at and for the three months ended September 30, 2010:

Ratio of FFO to fixed charges (1)	52.2	x
Ratio of FFO to fixed charges and preferred distributions (1)	3.8	x
Debt and preferred equity to total market capitalization (based on common stock price of $56.57 at September 30, 2010)	27.3%
Available under line of credit at September 30, 2010	$100.0 million

(1)	Fixed charges include interest expense of $875,000.

Property Acquisitions
During the nine months ended September 30, 2010, the Company acquired Shady Grove Executive Center, a 350,000 square foot multi-tenant office business park located in Rockville, Maryland, a portfolio of assets in Austin, Texas, aggregating 704,000 square feet of multi-tenant flex business parks, Parklawn Business Park, a 232,000 square foot multi-tenant office and flex business park located in Rockville, Maryland, and Tycon II and Tycon III, a 270,000 square foot two-building multi-tenant office park located in Tysons Corner, Virginia, for an aggregate cost of $161.7 million. In connection with these acquisitions, the Company incurred acquisition transaction costs of $405,000 and $2.3 million for the three and nine months ended September 30, 2010, respectively, which have been included in general and administrative expenses.
Additionally, the Company completed construction on a parcel of land within the Miami International Commerce Center in Miami, Florida, which added 75,000 square feet of leasable small-bay industrial space as of September 30, 2010.
Preferred Equity Transactions
On October 15, 2010, the Company issued 3.0 million depositary shares, each representing 1/1,000 of a share of the 6.875% Cumulative Preferred Stock, Series R, at $25.00 per depositary share for gross proceeds of $75.0 million.
Proceeds from this issuance will be used to redeem the Company’s 7.60% Series L Cumulative Preferred Stock at its par value of $48.4 million on November 8, 2010 and for general corporate purposes.
On May 12, 2010, the Company completed the redemption of its 7.950% Series G Cumulative Redeemable Preferred Units at its aggregate par value of $20.0 million, and on June 7, 2010, the Company completed the redemption of its 7.950% Cumulative Preferred Stock, Series K at its aggregate par value of $54.1 million, in each case, together with accrued dividends.
In connection with these redemptions, the Company reported non-cash distributions of $2.4 million related to the original issuance costs for the nine months ended September 30, 2010.
Distributions Declared
The Board of Directors declared a quarterly dividend of $0.44 per common share on November 1, 2010. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable December 31, 2010 to shareholders of record on December 16, 2010.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$0.437500
Series I	6.875%	$0.429688
Series M	7.200%	$0.450000
Series O	7.375%	$0.460938
Series P	6.700%	$0.418750
Series R	6.875%	$0.362848

Company Information
PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of September 30, 2010, PSB wholly owned 21.1 million rentable square feet with approximately 4,050 customers located in eight states, concentrated in California (5.8 million sq. ft.), Florida (3.7 million sq. ft.), Texas (3.4 million sq. ft.), Virginia (3.3 million sq. ft.), Maryland (2.4 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).
Forward-Looking Statements
When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.
Additional information about PS Business Parks, Inc., including more financial analysis of the third quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.
A conference call is scheduled for Tuesday, November 2, 2010, at 10:00 a.m. (PDT) to discuss the third quarter results. The toll free number is (888) 299-3246; the conference ID is 17714631. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 9, 2010 at (800) 642-1687. A replay of the conference call will also be available on the Company’s website.
Additional financial data attached.

PS BUSINESS PARKS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2010	2009
	(Unaudited)

ASSETS

Cash and cash equivalents	$19,326	$208,229

Real estate facilities, at cost:
Land	517,416	493,709
Buildings and equipment	1,681,663	1,528,044

	2,199,079	2,021,753
Accumulated depreciation	(758,456)	(707,209)

	1,440,623	1,314,544
Properties held for disposition, net	—	4,260
Land held for development	6,829	6,829

	1,447,452	1,325,633

Rent receivable	3,314	2,313
Deferred rent receivable	22,083	21,596
Other assets	13,141	7,051

Total assets	$1,505,316	$1,564,822

LIABILITIES AND EQUITY

Accrued and other liabilities	$54,726	$46,298
Mortgage notes payable	51,864	52,887

Total liabilities	106,590	99,185

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 22,877 and 25,042 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	571,921	626,046
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,619,482 and 24,399,509 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	245	243
Paid-in capital	556,867	548,393
Cumulative net income	763,951	699,291
Cumulative distributions	(724,650)	(658,294)

Total PS Business Parks, Inc.’s shareholders’ equity	1,168,334	1,215,679
Noncontrolling interests:
Preferred units	53,418	73,418
Common units	176,974	176,540

Total noncontrolling interests	230,392	249,958

Total equity	1,398,726	1,465,637

Total liabilities and equity	$1,505,316	$1,564,822

PS BUSINESS PARKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009

Revenues:
Rental income	$70,187	$66,885	$207,197	$203,392
Facility management fees	165	172	501	522

Total operating revenues	70,352	67,057	207,698	203,914

Expenses:
Cost of operations	22,947	21,320	67,633	65,007
Depreciation and amortization	21,200	20,270	58,056	64,854
General and administrative	1,831	1,413	6,980	4,927

Total operating expenses	45,978	43,003	132,669	134,788

Other income and expenses:
Interest and other income	60	134	260	381
Interest expense	(875)	(875)	(2,586)	(2,686)

Total other income and expenses	(815)	(741)	(2,326)	(2,305)

Income from continuing operations	23,559	23,313	72,703	66,821

Discontinued operations:
Income from discontinued operations	—	297	34	640
Gain on sale of land and real estate facility	—	—	5,153	1,488

Total discontinued operations	—	297	5,187	2,128

Net income	$23,559	$23,610	$77,890	$68,949

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$2,852	$2,697	$9,112	$17,003
Noncontrolling interests — preferred units	984	1,382	4,118	(3,951)

Total net income allocable to noncontrolling interests	3,836	4,079	13,230	13,052

Net income allocable to PS Business Parks, Inc.:
Common shareholders	9,608	8,327	30,583	49,323
Preferred shareholders	10,080	11,156	33,958	6,285
Restricted stock unit holders	35	48	119	289

Total net income allocable to PS Business Parks, Inc.	19,723	19,531	64,660	55,897

	$23,559	$23,610	$77,890	$68,949

Net income per common share — basic:
Continuing operations	$0.39	$0.36	$1.08	$2.25
Discontinued operations	$—	$0.01	$0.16	$0.07
Net income	$0.39	$0.37	$1.25	$2.33

Net income per common share — diluted:
Continuing operations	$0.39	$0.36	$1.08	$2.24
Discontinued operations	$—	$0.01	$0.16	$0.07
Net income	$0.39	$0.37	$1.24	$2.31

Weighted average common shares outstanding:
Basic	24,610	22,549	24,517	21,191

Diluted	24,740	22,709	24,663	21,311

PS BUSINESS PARKS, INC.
Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)
(Unaudited, in thousands, except per share amounts)

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Computation of Diluted Funds From Operations (“FFO”) (1):

Net income allocable to common shareholders	$9,608	$8,327	$30,583	$49,323
Adjustments:
Gain on sale of land and real estate facility	—	—	(5,153)	(1,488)
Depreciation and amortization	21,200	20,404	58,056	65,244
Net income allocable to noncontrolling interests — common units	2,852	2,697	9,112	17,003
Net income allocable to restricted stock unit holders	35	48	119	289

FFO allocable to common and dilutive shares	$33,695	$31,476	$92,717	$130,371

Weighted average common shares outstanding	24,610	22,549	24,517	21,191
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	91	126	99	134
Weighted average common share equivalents outstanding	130	160	146	120

Total common and dilutive shares	32,136	30,140	32,067	28,750

FFO per common and dilutive share	$1.05	$1.04	$2.89	$4.53

Computation of Funds Available for Distribution (“FAD”)(2):

FFO allocable to common and dilutive shares	$33,695	$31,476	$92,717	$130,371

Adjustments:
Recurring capital improvements	(2,599)	(2,011)	(5,749)	(4,148)
Tenant improvements	(4,167)	(4,231)	(10,374)	(11,205)
Lease commissions	(1,141)	(1,712)	(3,204)	(3,700)
Straight-line rent	(73)	(135)	(718)	(319)
Stock compensation expense	517	611	1,652	2,324
In-place lease adjustment	235	(53)	333	(214)
Tenant improvement reimbursements, net of lease incentives	(126)	(120)	(391)	(294)
Issuance costs related to the redemption of preferred equity	—	—	2,436	—
Gain on repurchase of preferred equity, net of issuance costs	—	—	—	(35,639)

FAD	$26,341	$23,825	$76,702	$77,176

Distributions to common and dilutive shares	$14,081	$13,992	$42,159	$38,573

Distribution payout ratio	53.5%	58.7%	55.0%	50.0%

(1)
Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)
Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the effect of redemption/repurchase of preferred equity. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.